Exhibit 3

Crane Co.
Exhibit 21 to FORM 10-K
Annual Report for the Year Ended December 31, 2012
Subsidiaries of Registrant
The following is a list of the subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements.

ARDAC Inc.	Ohio
Armature d.o.o.	Slovenia
Automatic Products (UK) Ltd.	UK
B. Rhodes & Son Ltd.	UK
Barksdale GmbH	Germany
Barksdale, Inc.	Delaware
CA-MC Acquisition UK Ltd.	UK
Coin Controls International Ltd.	UK
Coin Holdings Ltd.	UK
Coin Industries Ltd.	UK
Coin Overseas Holdings Ltd.	UK
Coin Pension Trustees Ltd.	UK
CR Holdings C.V.	Netherlands
Crane (Asia Pacific) Pte. Ltd.	Singapore
Crane (Ningbo) Yongxiang Valve Company Ltd.	China (70%)
Crane Aerospace, Inc.	Delaware
Crane Australia Pty. Ltd.	Australia
Crane Canada Co.	Canada
Crane Composites Ltd.	UK
Crane Composites, Inc.	Delaware
Crane Controls, Inc.	Delaware
Crane Electronics Corporation	Taiwan
Crane Electronics, Inc.	Delaware
Crane Environmental Inc.	Delaware
Crane Fengqiu Zhejiang Pump Co. Ltd.	China (70%)
Crane Fluid & Gas Systems (Suzhou) Co. Ltd.	China
Crane Global Holdings S.L.	Spain
Crane GmbH	Germany
Crane Holdings (Germany) GmbH	Germany
Crane International Capital S.a.r.l.	Luxembourg
Crane International Holdings, Inc.	Delaware
Crane International Trading (Beijing) Co. Ltd.	China
Crane Ltd.	UK
Crane Merchandising Systems Ltd.	UK
Crane Merchandising Systems, Inc.	Delaware
Crane Merger Co. LLC	Delaware
Crane Middle East & Africa FZE	UAE
Crane Ningjin Valve Co., Ltd.	China
Crane North America Funding LLC	Delaware
Crane Nuclear, Inc.	Delaware
Crane Overseas, LLC	Delaware
Crane Payment Solutions GmbH	Germany
Crane Payment Solutions Ltd.	UK
Crane Payment Solutions Pty Ltd.	Australia
Crane Payment Solutions Srl	Italy
Crane Payment Solutions Inc.	Delaware
Crane Pension Trustee Company (UK) Limited	UK
Crane Process Flow Technologies (India) Ltd.	India
Crane Process Flow Technologies GmbH	Germany
Crane Process Flow Technologies Ltd.	UK
Crane Process Flow Technologies S.P.R.L.	Belgium

Crane Process Flow Technologies S.r.l.	Italy
Crane Pumps and Systems, Inc.	Delaware
Crane Resistoflex GmbH	Germany
Crane SC Holdings Ltd.	UK
Crane Stockham Valve. Ltd.	UK
Croning Livarna d.o.o.	Slovenia
Delta Fluid Products Ltd.	UK
Donald Brown (Brownall) Ltd.	UK
ELDEC Corporation	Washington
ELDEC Electronics Ltd.	UK
ELDEC France S.A.R.L	France
Flow Technology Inc.	Ohio
Friedrich Krombach GmbH Armaturenwerke	Germany
Hattersly Newman Hender Ltd.	UK
Hydro-Aire, Inc.	California
Inta-Lok Ltd.	UK
Interpoint S.A.R.L.	France
Interpoint U.K. Limited	UK
Kessel (Thailand) Pte. Ltd.	Thailand (49%)
Krombach International GmbH	Germany
MCC Holdings, Inc.	Delaware
Merrimac Industries, Inc.	Delaware
Mondais Holdings B.V.	Netherlands
Money Controls Argentina SA	Argentina
Money Controls Holdings Ltd.	UK
Multi-Mix Microtechnology SRL	Costa Rica
NABIC Valve Safety Products Ltd.	UK
Noble Composites, Inc.	Indiana
Nominal Engineering, LLC	Ukraine
P.T. Crane Indonesia	Indonesia (51%)
Pegler Hattersly Ltd.	UK
Resistoflex Suzhou Piping Systems Co. Ltd.	China
Sperryn & Company Ltd.	UK
Terminal Manufacturing Co.	Delaware
Triangle Valve Co. Ltd.	UK
Unidynamics / Phoenix, Inc.	Delaware
Viking Johnson Ltd.	UK
W.T. Armatur GmbH	Germany
Wade Couplings Ltd.	UK
Wask Ltd.	UK
Xomox A.G.	Switzerland
Xomox Chihuahua S.A. de C.V.	Mexico
Xomox Corporation	Ohio
Xomox Corporation de Venezuela C.A.	Venezuela
Xomox France S.A.S.	France
Xomox Hungary Kft.	Hungary
Xomox International GmbH & Co. OHG	Germany
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	Korea
Xomox Sanmar Ltd.	India (49%)
Xomox Southeast Asia Pte. Ltd.	Singapore